Exhibit 31.2

CERTIFICATION

I, Queena Han, certify that:

1. I have reviewed this quarterly report on Form 10-Q/A of XBiotech Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 29, 2015

/s/Queena Han
John Simard
Vice President, Finance and Human Resources and Secretary
(Principal Financial Officer)